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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated February 20, 1998, except for Note 18, as to which the date is October 26, 1998, relating to the financial statements of MetroCorp Bancshares, Inc., which appears in such Prospectus. We also consent to the references to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Consolidated Financial Data."


/s/ PRICEWATERHOUSECOOPERS LLP____________

PricewaterhouseCoopers LLP


Houston, Texas
December 1, 1998